CONSENT OF INDEPENDENT AUDITORS
  We consent to the reference to our firm under the caption
  "Independent Auditors" and to the use of our report dated
  June 20, 2003, in the Registration Statement and related
  Prospectus of the UBS Pathfinders Trust, Treasury and
  Growth Stock Series Twenty Three.
  /s/ ERNST & YOUNG LLP
  New York, New York
  July 7, 2003